                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO.)

      Filed by the Registrant /X/
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      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12
                                TRIDEX CORPORATION
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)
                                  NOT APPLICABLE
      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14(a)-6(i)(1)
           and 0-11.
           1)   Title of each class of securities to which transaction
                applies:
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           2)   Aggregate number of securities to which transaction applies:
                ------------------------------------------------------------
           3)   Per unit price or other underlying value of transaction
                computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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           Check box if any part of the fee is offset as provided by
/ /        Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule
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

                               TRIDEX CORPORATION
                                 61 WILTON ROAD
                          WESTPORT, CONNECTICUT 06880

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JUNE 12, 2000

    Notice is hereby given that the Annual Meeting of Shareholders (the "Annual Meeting") of Tridex Corporation (the "Company"), a Connecticut corporation, will be held on Monday, June 12, 2000, at 10:00 a.m., Eastern Daylight Savings Time, at The Westport Inn, 1595 Post Road East, Westport, Connecticut for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

    (1) To consider and act upon a proposal to elect four Directors to serve until the next Annual Meeting of Shareholders or until their successors have been duly elected and qualified;

    (2) To consider and act upon a proposal to ratify the selection of PricewaterhouseCoopers LLP, Certified Public Accountants, as independent public accountants of the Company for the year ending December 31, 2000; and

    (3) To receive the reports of Officers (without taking any action thereon) and transact such other business as may legally come before the Meeting.

    Shareholders of record at the close of business on May 5, 2000 are entitled to notice of and to vote at the Meeting. The transfer books will not be closed for the Meeting.

    The Company's Proxy Statement, Form of Proxy and Annual Report on Form 10-K for the year ended December 31, 1999 are submitted herewith.

                                          By Order of the Board of Directors,
                                          Seth M. Lukash
                                          CHAIRMAN

Westport, Connecticut
May 15, 2000

                             YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, THE COMPANY REQUESTS THAT YOU FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY. A RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR THAT PURPOSE. IF YOU DO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION IS APPRECIATED.

                               TRIDEX CORPORATION
                                 61 WILTON ROAD
                          WESTPORT, CONNECTICUT 06880

                            ------------------------

                       PROXY STATEMENT FOR ANNUAL MEETING
                                OF SHAREHOLDERS

                            ------------------------

                      SOLICITATION AND REVOCATION OF PROXY

    The following information concerning the enclosed proxy and matters to be acted upon under the authority of such proxy is furnished to shareholders of Tridex Corporation (the "Company") in connection with the solicitation by the Company of proxies to be voted at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Monday, June 12, 2000.

    Any shareholder that executes and returns the enclosed proxy has the power to revoke the same any time prior to it being voted.

    All shares of Tridex common stock represented by properly executed proxies in the enclosed form that are received in time for the Annual Meeting and have not been revoked will be voted in accordance with the instructions indicated in such proxies, unless the proxy is mutilated or otherwise received in such form or at such time as to render it not votable. The proxy is in ballot form so that a specification may be made to grant or withhold authority to vote for the election of Directors and to indicate separate approval or disapproval as to each of the other matters presented to shareholders. All of the proposals will be presented by the Board of Directors. The shares represented by the proxy will be voted for the election of each of the Directors named thereon, unless authority to do so is withheld. With respect to each proposal presented to shareholders other than the election of Directors, the shares represented by the proxy will be voted in accordance with the specifications made. Where a choice is not so specified, the shares represented by the proxy will be voted "FOR" such proposals. In addition, the persons designated in such proxy will have discretion to vote upon any procedural matter relating to the Annual Meeting, including the right to vote for any adjournment or postponement thereof proposed by the Board of Directors, including a postponement and adjournment to solicit additional proxies. Abstentions will be treated as present and entitled to vote and therefore will have the effect of a vote against a matter. A broker non-vote on a matter will be considered not entitled to vote on the matter and will not be counted in determining whether a matter requiring approval of a majority of the shares present and entitled to vote has been approved.

    A majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum to transact business at the Annual Meeting. A plurality of votes cast is required to elect Directors. A majority of the votes cast is required for the approval of all other proposals to be considered by the shareholders at the Annual Meeting. Any proxy in the enclosed form may be revoked by the shareholder executing it at any time prior to its exercise by giving written notice thereof to the Secretary of Tridex, by signing and returning a later dated proxy or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not in and of itself constitute the revocation of a proxy.

    This Proxy Statement is being mailed to shareholders on or about May 15, 2000.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

    As of the close of business on May 5, 2000, the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting, there were 6,368,289 shares of common stock issued and outstanding. Each share entitles the holder to cast one vote on each matter submitted for shareholder vote at the Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information as to the beneficial ownership of the Company's common stock as of May 5, 2000 for each person who is known by the Company to own beneficially more than five percent of the Company's issued and outstanding common stock, each person who is a Director, a nominee for Director, or an individual named in the Summary Compensation Table, and all Directors and Executive Officers of the Company as a group. The persons named in such table have furnished the information set forth opposite their respective names:

                                                                 AMOUNT AND
                                                                  NATURE OF       PERCENT
                                                                 BENEFICIAL          OF
NAME OF BENEFICIAL OWNER                                        OWNERSHIP(a)      CLASS(b)
------------------------                                      -----------------   --------
MANAGEMENT BENEFICIAL OWNERS

Seth M. Lukash..............................................        602,705(c)      9.35%
Graham Y. Tanaka............................................        137,516(d)      2.15%
Paul J. Dunphy..............................................         55,500(e)       *
Thomas R. Schwarz...........................................         20,500(e)       *
Dennis J. Lewis.............................................        137,014(f)      2.05%
Daniel A. Bergeron..........................................              0(g)       *
Gary H. German..............................................         77,256(g)       *
John MacWillie..............................................              0(g)       *
Samuel J. Villanti..........................................         10,000(h)       *
All Directors and Executive Officers as a group (5                  953,235(i)     14.69%
  persons)..................................................

OTHER BENEFICIAL OWNERS
Paul J. Smith...............................................        714,000        11.21%
  85 North Hill Side Drive,
  North Myrtle Beach, SC 29582
Massachusetts Mutual Life Insurance Company & Related             1,085,714(j)     15.15%
  Parties...................................................
  1295 State Street,
  Springfield, MA 01111
Dimensional Fund Advisors, Inc..............................        318,700(k)      5.00%
  1299 Ocean Avenue,
  Santa Monica, CA 90401

------------------------

(a) Except as otherwise indicated, each of the persons named in the table has sole voting power and sole investment power with respect to the shares set forth opposite his name.

(b) An asterisk denotes beneficial ownership of less than 1%.

(c) Includes 80,000 shares exercisable under the Company's 1997 Long Term Incentive Plan (the "1997 Plan"). Mr. Lukash's address is care of the Company at 61 Wilton Road, Westport, CT 06880.

(d) Includes 2,000 shares held of record by Mr. Tanaka's sons, and 13,000 shares issuable upon exercise of options granted under the Company's Non-employee Directors' Stock Plan (the "Directors' Plan") which are currently exercisable or become exercisable within 60 days.

(e) Includes 13,000 shares issuable upon exercise of options granted under the Director's Plan which are currently exercisable or become exercisable within 60 days.

(f) Includes 1,000 shares issuable upon exercise of options granted under the Director's Plan which are currently exercisable or become exercisable within 60 days.

(g) Vested options terminated immediately upon the officer's leaving the employ of Tridex.

(h) Represents 10,000 vested options issued under the 1997 Plan which remain exercisable until May 18, 2000 pursuant to Mr. Villanti's Stay Bonus Agreement with the Company.

(i) Represents beneficial ownership of the directors and officers of the Company as of April 24, 2000, and includes 120,000 shares exercisable under the 1997 Plan and 40,000 shares issuable upon exercise of options granted under the Directors' Plan which are currently exercisable or become exercisable within 60 days.

(j) Represents shares beneficially owned by Massachusetts Mutual Life Insurance Company, MassMutual Corporate Investors, MassMutual Participation Investors and MassMutual Corporate Value Partners Limited (the "MassMutual Investors") and includes warrants to purchase 800,000 shares of common stock at $2.03125.

(k) Dimensional Fund Advisors, Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 318,700 shares of common stock as of December 31, 1999, all of which shares are held in portfolios of DFA Investment Dimensions Group, Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

COMPLIANCE WITH SECTION 16(a)

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and Executive Officers and persons who beneficially own more than 10% of a registered class of the Company's equity securities ("10% Owners") to file with the Securities and Exchange Commission ("SEC") and the Nasdaq Stock Market reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Directors, Executive Officers and 10% Owners are required by SEC regulation to furnish the Company with copies of all
Section 16(a) reports they file.

    To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company, or written representations that no other reports were required for those persons, the Company believes that, during the fiscal year ended December 31, 1999, the Company's Directors, Executive Officers and persons who beneficially own more than 10% of the Company's equity securities filed all reports required under Section 16(a) of the Securities Exchange Act of 1934.

                             ELECTION OF DIRECTORS

    At the Annual Meeting, four persons are to be elected to hold office as Directors, to serve until the next Annual Meeting or until their successors are duly elected and qualified. In the absence of instructions to the contrary, the persons named in the enclosed form of proxy will vote such proxy "FOR" the election of the four nominees named below. Should any of the nominees become unavailable, which is not anticipated, it is intended that proxies will be voted for the election of such other person as the Board of Directors may recommend in place of such nominee. There is a vacancy on the Board of Directors, which the Board of Directors intends to fill with a qualified candidate, but no candidate for this vacancy has yet been identified.

                                 Seth M. Lukash
                                 Paul J. Dunphy
                                Graham Y. Tanaka
                               Thomas R. Schwarz

           INFORMATION CONCERNING NOMINEES FOR ELECTION AS DIRECTORS

    SETH M. LUKASH, 54, has been a senior executive officer of the Company since 1977 and has been a Director since 1979. He has served as Chairman of the Board of Directors of the Company since November 1988, Chief Executive Officer since August 1987 and President and Chief Operating Officer since June 1989. In addition, Mr. Lukash has assumed the responsibilities of Chief Financial Officer of the Company since the departure of the Company's former CFO in February 2000. Mr. Lukash previously served as President of the Company from September 1983 to August 1988 and as Chief Operating Officer from
September 1983 to August 1987. Mr. Lukash has been a director of Tanaka Capital Management since 1996 and has been a director or F.A.S.T. (Food Automation Service Techniques, Inc.) since 1995.

    PAUL J. DUNPHY, 80, has been a Director of the Company since 1989.
Mr. Dunphy has been a management consultant from 1988 until the present.
Mr. Dunphy was Chairman of the Board, Chief Executive Officer and President of Towle Manufacturing Company from 1985 through 1988 and was Executive Vice President of Anchor Hocking, a glass and metal manufacturer, from 1970 through 1984. Mr. Dunphy is a Director of Midwest Fabricating Co. and Four Johns Corporation. He is also a member of the Board of Trustees of Mt. Ida College, the President's Advisory Council of Bentley College and the Executive Advisory Board for Ohio University.

    GRAHAM Y. TANAKA, 52, has been a Director of the Company since 1988.
Mr. Tanaka has been President of Tanaka Capital Management, Inc., an investment management firm, since 1986. From 1980 to 1986, Mr. Tanaka served as Chairman of Milbank, Tanaka & Associates. He is also President of The Tanaka Funds, Inc.
Mr. Tanaka is a director of TransAct Technologies Incorporated ("TransAct"), a manufacturer of transaction based printers which was a subsidiary of the Company through March 31, 1997. Mr. Tanaka is also a member of the Board of Directors of the Japanese American National Museum.

    THOMAS R. SCHWARZ, 63, has been a Director of the Company since 1995.
Mr. Schwarz was Chairman of Grossman's Inc., a retailer of building materials, from 1990 to 1994, when he retired. Mr. Schwarz was President, Chief Operating Officer and a director of Dunkin' Donuts Incorporated, a food service company, from 1980 to 1990. He is the Chairman of the Board of Directors of TransAct and a director of Lebhar-Friedman Publishing Company, Yorkshire Restaurants and Foilmark, Inc., a manufacturer of hot stamping equipment and supplies. He is a Trustee of the Tanaka Growth Fund. Mr. Schwarz was a board member of The Timberland Company, an overseer of WGBH Educational Foundation, Inc. (New England Public Broadcasting), the David Littman Foundation, The Walnut Hill School and co-chairman of the Inner City Scholarship Fund.

                   THE BOARD OF DIRECTORS AND ITS COMMITTEES

    During 1999, the Board of Directors held eight meetings. Each incumbent Director attended more than 75% of (a) the total number of meetings of the Board of Directors, and (b) the total number of meetings of all committees of the Board of Directors on which he served.

    The Board of Directors has an Audit Committee, which held four meetings during 1999. The Audit Committee is comprised of Messrs. Paul J. Dunphy, Chairman, Graham Y. Tanaka and Thomas R. Schwarz. The functions of the Audit Committee are to participate in the selection of and review the findings of independent public accountants, review internal audit activities, consider accounting policies selected by management and review internal accounting controls and such other matters relating to the Company's financial and accounting practices as such Committee deems appropriate.

    The Board of Directors has a Compensation and Stock Option Committee comprised of Messrs. Thomas R. Schwarz, Chairman, Graham Y. Tanaka and Paul J. Dunphy, which has the responsibility for approving the compensation arrangements for senior management of the Company. The Compensation and Stock Option Committee approves the adoption of any compensation plans in which Executive Officers and Directors of the Company are eligible to participate, as well as the granting of stock options or other benefits under such plans and under the Company's 1997 Plan and 1998 Non-Executive Long Term Incentive Plan (the "1988 Plan"). The Compensation and Stock Option Committee held three meetings during 1999.

    The Board of Directors has a Nominating Committee comprised of Messrs. Graham Y. Tanaka, Chairman, Paul J. Dunphy and Thomas R. Schwarz. The Nominating Committee has the responsibility for recommending to the Board of Directors nominees for election to the Board. The Nominating Committee will not consider nominees recommended by shareholders. The Nominating Committee held one meeting during 1999.

COMPENSATION OF DIRECTORS

    During 1999, each outside Director of the Company received as compensation for services rendered and expenses incurred (a) $2,000 for each fiscal quarter served as Director, (b) $750 for each Board of Directors' meeting attended and
(c) $300 for each Board of Directors' Committee meeting attended. Directors receive $250 for each telephonic meeting, and Chairmen of Committees receive $600 for each committee meeting attended.

             REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE

    Pursuant to requirements under federal securities laws, the Compensation and Stock Option Committee of the Company is required to provide a report on the compensation and benefits provided to the Company's Executive Officers. The following report describes the function and composition of the Compensation and Stock Option Committee, sets forth the compensation policies and goals of the Company, and provides a description of how compensation for executive officers is determined.

THE COMPENSATION AND STOCK OPTION COMMITTEE

    There are three members of the Compensation and Stock Option Committee, all of whom are outside directors: Thomas R. Schwarz, Chairman, Graham Y. Tanaka and Paul J. Dunphy. The Compensation and Stock Option Committee: (a) establishes the general compensation policies of the Company; (b) approves the hiring and firing of all officers, subsidiary and division presidents and all staff reporting directly to the Chief Executive Officer of the Company; and (c) approves the compensation plans and specific compensation levels for all executive officers, including subsidiary and division presidents and all staff reporting directly to the Chief Executive Officer of the Company, except that the compensation of any employee director is determined by the full Board based on the recommendation of the Compensation and Stock Option Committee. The Compensation and Stock Option Committee also approves the issuance of all options to employees of the Company and its subsidiaries under the Company's 1997 Plan and 1998 Plan.

COMPENSATION POLICIES AND GOALS

    The primary goals of the Company's compensation policies are to help retain, motivate and reward management of the Company and its subsidiaries, while, at the same time, aligning their interests closely with those of the Company and its shareholders. The Company seeks to attract and retain management by offering a competitive total compensation package. The Company also believes it is important to the retention of its management that it provide benefits which accrue to the benefit of, and provide security to, its management over the long term. To align the interests of management more closely with those of the Company as a whole and reward individual initiative and effort, the Company seeks to promote performance-based compensation where contribution to the Company as a whole is rewarded. Through the use of performance-based plans that reward attainment of subsidiary, division or Company goals, the Company seeks to foster an attitude of teamwork. The Company also believes that the use of equity ownership is an important tool to ensure that the efforts of management are consistent with the objectives of its shareholders and through the use of stock options seeks to promote increased ownership by management of the Company.

    The Company and the Compensation and Stock Option Committee have tried to achieve the above goals utilizing publicly available information regarding competitive compensation. The Compensation and Stock Option Committee retains an independent consultant to ensure that compensation for the Company's management is competitive, meets the above-stated objectives and is consistent for all members of management of the Company and its subsidiaries.

COMPENSATION COMPONENTS

    At present, the compensation of the executive officers of the Company consists of a combination of salary, cash bonuses, stock options and participation in the Company's 401(k) plan, as well as the provision of health and other insurance benefits typically offered to corporate executives. Several executive officers are parties to agreements with the Company that provide for severance payments under certain circumstances. These agreements are described under "Employment Contracts, Termination of Employment and Change-In-Control Arrangements" for the officers listed in the Summary Compensation Table.

    SALARIES: In general, base salaries were fixed at the beginning of the year for the subsequent twelve months based on the Compensation and Stock Option Committee's assessment of competitive base salaries. During 1999, the annual base salary of Seth M. Lukash, Chairman, President, Chief Executive Officer and Chief Operating Officer of the Company, was $282,000.

    CASH BONUSES: The Company maintains an incentive compensation plan for all salaried employees of the Company and its subsidiaries, including key executives, which provides for the payment of cash bonuses. Under the plan, an incentive target, as well as individual goals and objectives, are fixed for each employee at the beginning of the year and bonuses are paid shortly after the end of the year. In order to earn any incentive compensation under the plan, certain financial goals, including gross profit, operating profit, return on capital employed and sales, must be met. The percentage of the incentive target to be paid varies based on the level of attainment of the financial goals; the incentive target to be paid ranges from 50% to 150%, except that for corporate-based participants, the range is 50% to 100%. Other components of the award calculation include the individual incentive target, which ranges from 20% to 50% of base salary for key employees, and a rating of the participant's performance versus individual objectives during the plan period.

    For 1999, the goals for Mr. Lukash related principally to the attainment of a specific operating profit level and the development of various strategic acquisition and growth plans. His target bonus was 50% of base salary. No bonus was earned in 1999. For 2000, Mr. Lukash's target bonus remains 50% of his base salary.

    STOCK OPTIONS: Under the Company's 1998 and 1997 Plans, options are granted by the Compensation and Stock Option Committee. Under guidelines adopted by the Committee in 1995, eligible employees (certain classifications of salaried employees of the Company and its subsidiaries who have been determined by the Committee to qualify for an incentive of equity ownership) are granted an initial award on their date of hiring for a fixed number of shares depending on their level, which vests over three years. In each year following the initial award, eligible employees may be granted an annual award in varying amounts depending on their level and individual performance.

    During 1999, a total of 50,000 options were granted to Executive Officers of the Company, none of which were granted to Seth M. Lukash.

    On March 10, 1997, Mr. Lewis and Mr. German, and along with Paul Wolf, all of whom were shareholders of Ultimate Technology Corporation ("Ultimate") prior to its acquisition by Tridex in

January 1993 (collectively, the "Ultimate Officers") entered into a Stock Incentive Compensation Agreement (the "SIC Agreement") which terminated the Employee Performance Compensation Agreement entered into among the Ultimate Officers, Ultimate and the Company at the time of the acquisition. Under the terms of the SIC Agreement, 100,000 shares of the Company's common stock were issued to the Ultimate Officers, of which 50,000 shares were pledged to Ultimate (the "Pledged Stock") pursuant to a Pledge Agreement, which expires upon the satisfaction of certain service obligations. On January 2, 1998 the Company released to the Ultimate Officers 25,000 shares from escrow. Effective
September 30, 1998, Mr. Lewis voluntarily terminated his employment with Ultimate and, in accordance with the provisions of the SIC Agreement, forfeited 11,500 shares. The balance of the Pledged Stock was released to Messrs. German and Wolf in January 1999.

    OTHER BENEFIT PLANS: Executive Officers of the Company may participate in the nondiscriminatory Tridex Corporation 401(k) Retirement Plan. No decisions with respect to this plan are made by the Compensation and Stock Option Committee.

    The Committee strives to assure that the executive compensation serves the best interests of the shareholders and the Company.

                                        Compensation and Stock Option Committee
                                        Thomas R. Schwarz, Chairman
                                        Graham Y. Tanaka
                                        Paul J. Dunphy

                           SUMMARY COMPENSATION TABLE

    The following table sets forth the compensation earned by the Company's Chief Executive Officer and the four most highly compensated Executive Officers who earned more than $100,000 in salary and bonus in 1999 for each of the last three fiscal years.

                                                                                LONG TERM
                                                                             COMPENSATION(c)
                                                             ANNUAL          ---------------
                                                         COMPENSATION(a)                          ALL
                                                       -------------------     SECURITIES        OTHER
                 NAME AND                    FISCAL     SALARY     BONUS       UNDERLYING      COMPENSA-
            PRINCIPAL POSITION                YEAR       ($)       (b)($)      OPTIONS(#)      TION(c)($)
------------------------------------------  --------   --------   --------   ---------------   ----------
Seth M. Lukash............................    1999     282,000          0             0           5,000
Chairman of the Board, President, Chief       1998     276,000          0             0           4,170
Executive Officer and Chief Operating         1997     270,000    135,000        80,000           1,055
Officer

Gary H. German............................    1999     157,600      3,000             0          22,393
Vice President, Sales and Marketing,          1998     135,375     11,824             0          36,512
Ultimate Technology Corporation               1997     132,598     12,917        45,000         239,833

John MacWillie (d)........................    1999     150,000          0        25,000           3,036
VP Technology & Strategic Bus. Devel.,        1998      96,634          0        45,000           1,250
Tridex Corporation

Daniel A. Bergeron (e)                        1999     150,000          0        25,000           1,786
Vice President and Chief Financial            1998     117,692          0        60,000             563
Officer, Tridex Corporation

Samuel J. Villanti (f)                        1999     145,000      3,000             0           2,033
President, Ultimate Technology Corporation    1998      68,265          0        30,000               0

------------------------

(a) Neither the Chief Executive Officer nor any of the other Executive Officers named in the table received perquisites or other personal benefits in an amount which exceeded 10% of their salary plus bonus during 1999.

(b) The bonus amounts are payable pursuant to the Company's discretionary incentive plan described more fully in the Report of the Compensation and Stock Option Committee of the Board of Directors.

(c) In March 1997, Mr. German received 14,500 shares of the Company's common stock under a Stock Incentive Compensation Agreement with the Company. On the date of grant, the Company's common stock price was $16.4375. Accordingly, Mr. German's compensation was $238,344. Mr. German received an additional 7,250 shares in January 1998, at a price of $4.8125, for additional compensation of $34,890, and a final 7,250 shares in January 1999, at a price of $2.8125, for additional compensation of $20,391. All other amounts reported in this column consist entirely of Company contributions under the Company's 401(k) Plan.

(d) Mr. MacWillie joined the Company in May 1998 and resigned from the Company in February 2000.

(e) Mr. Bergeron joined the Company in March 1998 as its Chief Financial Officer and resigned from the Company in February 2000.

(f) Mr. Villanti joined the Company on October 12, 1998. He remained as President of Ultimate until the sale of Ultimate on February 18, 2000, and is no longer an employee of Tridex.

                             OPTION GRANTS IN 1999

    Except as set forth below, no options to purchase the Company's common stock were granted during the fiscal year ended December 31, 1999 to the named Executive Officers:

                                                            INDIVIDUAL GRANTS
                                             -----------------------------------------------
                                                          % OF TOTAL
                                                           OPTIONS
                                                           GRANTED
                                                              TO        EXERCISE
                                                          EMPLOYEES        OR       EXPIRA-
                                              OPTIONS         IN       BASE PRICE     TION     GRANT DATE
NAME                                         GRANTED(a)    THE YEAR    ($/SHARE)      DATE     VALUE (b)
----                                         ----------   ----------   ----------   --------   ----------
Daniel A. Bergeron.........................    25,000        13.48%     $2.03125    3/26/09      $17,490
John MacWillie.............................    25,000        13.48%     $2.03125    3/26/09      $17,490

------------------------

(a) All options were granted under the Company's 1997 Plan. In general, options granted under the 1997 Plan are granted at an exercise price equal to 100% of the fair market value of the common stock on the date of grant, expire ten years from the date of grant, and become exercisable on the first through third anniversaries of the date of grant.

(b) The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions: expected volatility of 43%; expected life of 3 years; risk-free interest rate of 5.1%; and common stock dividend rate of 0%.

       AGGREGATE OPTION EXERCISES IN 1999 AND VALUES AT DECEMBER 31, 1999

    No options to purchase the Company's common stock were exercised during the fiscal year ended December 31, 1999.

                                                    NUMBER OF SECURITIES
                                                         UNDERLYING               VALUE OF UNEXERCISED
                                                   UNEXERCISED OPTIONS AT             IN-THE-MONEY
                                                      DECEMBER 31, 1999              OPTIONS ($)(a)
                                                 ---------------------------   ---------------------------
NAME                                             EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                             -----------   -------------   -----------   -------------
Seth M. Lukash.................................     53,332         26,668             --             --
Gary H. German.................................     30,000         15,000             --             --
John MacWillie.................................     15,000         55,000             --             --
Dan Bergeron...................................     20,000         65,000             --             --
Samuel Villanti................................     10,000         20,000             --             --

------------------------

(a) The closing price for the Company's common stock as reported by the Nasdaq Stock Market on December 31, 1999 was $1.625. Consequently, none of the options were in-the-money as of December 31, 1999.

     EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
                                 ARRANGEMENTS.

    Under the terms of an Employment Agreement dated December 2, 1996 between Seth M. Lukash and the Company, Mr. Lukash serves as Chairman and Chief Executive Officer for a term of two years, which term renews automatically on a monthly basis. Under the terms of the agreement, if Mr. Lukash's employment is terminated other than for cause Mr. Lukash shall be entitled to continue to receive his then current annual base salary, his annual target bonus for the year of termination, group insurance, and other benefits for a period of two years payable in monthly installments. If Mr. Lukash's employment is terminated, other than for cause, within one year of a change in control of the Company, Mr. Lukash shall be entitled to receive, for a period of three years, his then current annual base salary and annual target bonus, payable in monthly installments, and continuation of all benefits. In addition, the Company shall cause immediate vesting of all options and rights under the Company's stock plans.

    Effective as of February 18, 2000, in connection with the sale of Ultimate, Tridex entered into a Stay Bonus Agreement with Samuel J. Villanti. This Agreement provides that the Company shall pay to Mr. Villanti a stay bonus in the amount of $100,000.00, payable in one lump sum cash payment on the earlier of (i) a Change in Control of the Company (as defined in the Agreement), or
(ii) May 18, 2001, subject to certain conditions to payment set forth in the Agreements. The Company also awarded Mr. Villanti stock options to purchase 30,000 shares of Company common stock, no par value, under the 1997 Plan, exercisable in full six (6) months after the date of grant, or upon a Change in Control of the Company, if earlier.

                          CORPORATE PERFORMANCE GRAPH

    The following graph reflects a comparison of the cumulative total return on the Company's common stock from December 31, 1994 through December 31, 1999 with the CRSP Total Return Index for the NASDAQ Stock Market (US), the NASDAQ Computer Manufacturer Stocks, and the NASDAQ Computer Manufacturer and Data Processing Services Stocks. The graph assumes that $100 was invested on December 31, 1994 in each of the Company's common stock, the CRSP Total Return Index for the NASDAQ Stock Market (US), the NASDAQ Computer Manufacturer Stocks, and the NASDAQ Computer Manufacturer and Data Processing Services Stocks and the and that all dividends were reinvested.

             COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG
                        TRIDEX CORPORATION COMMON STOCK,
         THE CRSP TOTAL RETURN INDEX FOR THE NASDAQ STOCK MARKET (US),
                    THE NASDAQ COMPUTER MANUFACTURER STOCKS,
    AND THE NASDAQ COMPUTER MANUFACTURER AND DATA PROCESSING SERVICES STOCKS

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                                              12/31/94  12/31/95  12/31/96  12/31/97  12/31/98  12/31/99
Tridex Corporation Common Stock                                $100.00   $119.15   $219.15    $82.98    $48.94    $27.66
CRSP Total Return Index for the NASDAQ Stock Market (US)        100.00    141.34    173.90    213.07    300.44    556.91
NASDAQ Computer Manufacturer Stocks                             100.00    156.90    209.63    253.50    549.74  1,165.43
NASDAQ Computer Manufacturer and Data Processing Services
Stocks                                                          100.00    152.28    187.94    230.88    411.98    907.96

                                                 12/31/94   12/31/95   12/31/96   12/31/97   12/31/98   12/31/99
                                                 --------   --------   --------   --------   --------   --------
Tridex Corporation Common Stock................  $100.00    $119.15    $219.15     $82.98     $48.94    $  27.66
CRSP Total Return Index for the NASDAQ Stock
  Market (US)..................................   100.00     141.34     173.90     213.07     300.44      556.91
NASDAQ Computer Manufacturer Stocks............   100.00     156.90     209.63     253.50     549.74    1,165.43
NASDAQ Computer Manufacturer and Data
  Processing Services Stocks...................   100.00     152.28     187.94     230.88     411.98      907.96

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Prior to 1997, the Company made a personal loan to Seth M. Lukash, Chairman of the Board, President, Chief Executive Officer, Chief Financial Officer, Chief Operating Officer and a Director of the Company. During 1999, the highest outstanding balance of the loan to Seth M. Lukash was $125,000. The loan is evidenced by a demand note and bears interest at an annual rate equal to the rate charged by the Company's senior lender on its line of credit. The Company's Board of Directors has agreed to defer payment of the principal balance of the loan. Interest on the loan is paid monthly. As of April 24, 2000, the principal amount outstanding under the loan was $125,000.

    On March 14, 1997, the Company accepted a note in the amount of $801,375.00 from Seth M. Lukash in payment of the exercise price of options and warrants. The note is a full recourse note, bearing interest payable quarterly at 7.577% and secured by a pledge of shares acquired through the exercise of the options and warrants. The highest amount outstanding under the note during 1999 was $801,375.00. As of April 24, 2000, the principal balance of this note was $600,000. Mr. Lukash has agreed to repay $350,000 of the outstanding balance of the note by June 30, 2000.

                   APPROVAL OF INDEPENDENT PUBLIC ACCOUNTANTS

    At the Annual Meeting, approval and ratification of the Board of Directors' selection of PricewaterhouseCoopers LLP as independent public accountants to perform the audit of the financial statements of the Company and its subsidiaries for the year ending December 31, 2000 will be considered. The Board of Directors recommends the approval of PricewaterhouseCoopers LLP. Proxies solicited by the Company will be voted "FOR" this approval unless shareholders specify a contrary choice in their proxies. Representatives of the firm of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement if they so desire.

               SECURITY HOLDER PROPOSALS FOR 2001 ANNUAL MEETING

    Shareholder proposals for inclusion in the 2001 Proxy Statement and form of proxy for the Annual Meeting of Shareholders to be held in 2001 must be received by the Secretary of the Company on or before December 18, 2000. If the date of the next Annual Meeting is subsequently advanced by more than thirty calendar days or delayed by more than ninety calendar days from the date such meeting is scheduled to be held under the Company's By-laws, the Company will inform shareholders of such change and the date by which proposals of shareholders must be received. It is suggested that such proposals be sent by Certified Mail-Return Receipt Requested.

                                 ANNUAL REPORT

    A copy of the Company's Securities and Exchange Commission Annual Report on Form 10-K, including the financial statements and the schedules thereto, is enclosed herewith.

                                    GENERAL

    The Board of Directors is not aware of any matter which is to be presented for action at the Annual Meeting other than the matters set forth herein. Should any other matter arise that requires a vote of the shareholders, the proxies confer upon the persons named in the enclosed form of proxy the authority to vote in respect of any such other matter in accordance with the recommendation of management.

    The cost of preparing, assembling and mailing this proxy material will be borne by the Company. The Company may solicit proxies otherwise than by use of the mail, in that certain officers and regular employees of the Company may use their personal efforts, without additional compensation, to obtain proxies. The Company will also request persons, firms and corporations holding shares in their names, or owned by others, to send this proxy material to and obtain proxies from such beneficial owners and will reimburse such holders for their reasonable expenses in doing so.

    SHAREHOLDERS ARE URGED TO SPECIFY THEIR CHOICES, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION IS APPRECIATED.

                                                                    May 15, 2000

                               TRIDEX CORPORATION
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JUNE 12, 2000.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TRIDEX CORPORATION

      The undersigned shareholder of Tridex Corporation, Westport, Connecticut, does hereby nominate, constitute and appoint Seth M. Lukash, Paul J. Dunphy, Thomas R. Schwarz and Graham Y. Tanaka, or any of them, with full power to act alone, my true and lawful attorney-in-fact with full power of substitution, for me and in my name, place and stead to vote all of the Common Stock of Tridex Corporation standing in my name on its books on May 5, 2000, at the Annual Meeting of its shareholders to be held at The Westport Inn, Westport, Connecticut, on June 12, 2000 at 9:00 a.m., or at any adjournment thereof, with all powers the undersigned would possess if personally present as follows:

      This proxy, when properly executed, will be voted for the undersigned as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for Proposals 1, 2 and 3.


1.       ELECTION OF DIRECTORS

         Nominees:   Seth M. Lukash
                     Paul J. Dunphy
                     Thomas R. Schwarz
                     Graham Y. Tanaka

         (check one box)        / /  For      / /  Against       / / Abstain

         For, except vote withheld from the following nominee(s):

2.       APPROVAL OF INDEPENDENT PUBLIC ACCOUNTANTS

         A proposal to approve and ratify the selection of PricewaterhouseCoopers LLP as independent public accounts of Tridex Corporation for the fiscal year ending December 31, 2000.

         (check one box)        / /  For      / /  Against       / / Abstain

3. In their discretion, Seth M. Lukash, Paul J. Dunphy, Thomas R. Schwarz and Graham Y. Tanaka, or any of them are authorized to vote upon such other business as may properly come before the meeting, or any adjournment or postponement thereof.


         ---------------------------------------------------------------
                     (CONTINUED AND SIGNED ON REVERSE SIDE)


/X/ PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED AND, IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED, WILL BE VOTED FOR THE SLATE OF NOMINEES TO THE BOARD OF DIRECTORS, AND FOR THE APPROVAL OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF TRIDEX CORPORATION FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND THE PROXY STATEMENT FURNISHED THEREWITH.

You may revoke this Proxy at any time by forwarding to Tridex Corporation a subsequently dated Proxy received by Tridex prior to the Annual Meeting.

Returned proxy cards will be voted (1) as specified on the matters listed above;
(2) in accordance with the Board of Directors' recommendations where no specification is made; and (3) in accordance with the judgment of the proxies on any other matters that may properly come before the meeting.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE.


THIS PROXY MUST BE SIGNED EXACTLY AS             Dated: _____________, 2000
THE NAME OF THE SHAREHOLDER(S) APPEARS
ON THIS CARD.                                    Signature:_____________________

                                                 Signature:_____________________
                                                          (if held jointly)

NOTE: When policies are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signing on behalf of a corporation, please sign the full corporate name by president or other authorized officer. If signing on behalf of a partnership, please sign the partnership name by authorized person.


                                       21